UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 11, 2021

THE TRADE DESK, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-37879	27-1887399
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

42 N. Chestnut Street

Ventura, CA 93001

(Address of principal executive offices) (Zip Code)

(805) 585-3434

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Class A Common Stock, par value $0.000001 per share	TTD	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Principal Operating Officer

On January 11, 2021, Michelle Hulst was appointed as the Chief Operating Officer of The Trade Desk, Inc. (the “Company”). In this role, Ms. Hulst will serve as the principal operating officer of the Company.

Ms. Hulst, age 47, has served as the Company’s Executive Vice President, Global Data and Strategy since July 2020. Prior to joining the Company, Ms. Hulst was Group Vice President, Marketing and Strategic Partnerships at Oracle Data Cloud, a global business unit within Oracle, from September 2017 to July 2020, after serving as Vice President, Strategic Partnerships and Business Development from April 2015 to September 2017. Prior to it being acquired by Oracle, Ms. Hulst worked at Datalogix from March 2006 to April 2015, where she was Senior Vice President, Strategic Partnerships and Business Development. Ms. Hulst previously worked at Entertainment Publications, an operating business of IAC/InterActiveCorp, for almost eleven years. Ms. Hulst serves on the board of directors of the Bank of Hawaii, a publicly-traded regional financial services company. Ms. Hulst received a B.A. in Organizational Psychology from the University of Michigan and an M.B.A. from Northwestern’s Kellogg School of Management.

The Company entered into an employment agreement with Ms. Hulst that provides for, among other things, a base annual salary of $535,000 and an initial annual target bonus of $535,000. The employment agreement also provides Ms. Hulst with severance and change in control benefits generally consistent with the severance and change in control benefits provided to the Company’s other executive officers, other than the Company’s Chief Executive Officer. In addition, in accordance with the Company’s customary practice, the Company is entering into an indemnification agreement with Ms. Hulst in substantially the same form entered into with the other officers and directors of the Company.

There are no arrangements or understandings between Ms. Hulst, on the one hand, and any other persons, on the other hand, pursuant to which Ms. Hulst was appointed as Chief Operating Officer of the Company. Ms. Hulst is not a party to any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K. Ms. Hulst has no family relationship with any director or executive officer of the Company.

The foregoing summary of the employment agreement does not purport to be complete and is qualified in its entirety by the full text of the employment agreement, a copy of which is filed as Exhibit 10.1 hereto, and is incorporated herein by reference.

A copy of the press release announcing the Chief Operating Officer appointment is attached hereto as Exhibit 99.1.

Item 9.01Financial Statements and Exhibits.

(d)	The following exhibit is being filed herewith:

Exhibit No.	Description
10.1	Employment Agreement, dated January 11, 2021, by and between the Company and Michelle Hulst.
99.1	Press release of The Trade Desk, Inc., dated January 14, 2021.
104	Cover Page Interactive Data File (formatted as Inline XBRL).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE TRADE DESK, INC. (Registrant)

Date: January 14, 2021
	By:	/s/ Blake J. Grayson
Blake J. Grayson
Chief Financial Officer (Principal Financial and Accounting Officer)